                                                                    EXHIBIT 10.3


                           SHARE PURCHASE AGREEMENT


THIS AGREEMENT is entered into this 26/th/ day of September, 1997, among Software AG Americas, Inc., a corporation incorporated under the laws of the Commonwealth of Virginia (the "Guarantor"), Software AG Systems (Canada) Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the "Buyer"), Robert D. Nickel and Joyce Nickel, of the Township of Puslinch in the Province of Ontario (collectively, the "Principals"), and Caelum Investments Inc., a corporation incorporated under the Business Corporations Act (Ontario) (the "Seller");

WITNESSETH:

WHEREAS the Seller is the holder of all of the issued and outstanding securities in the capital of R.D. Nickel & Associates Incorporated, a corporation amalgamated under the Business Corporations Act (Ontario) (as hereinafter further defined, the "Corporation");

AND WHEREAS the Corporation is the successor corporation resulting from the amalgamation effective September 26, 1997 of R. D. Nickel & Associates Incorporated (the "Predecessor Corporation") and its wholly-owned subsidiary R.D. Nickel & Associates International Inc. (the "Subsidiary");

AND WHEREAS the Corporation continues to carry on the software and information services businesses formerly carried on by the Predecessor Corporation and the Subsidiary (the "Software Business") comprised of the marketing, distribution, licensing, maintenance, and support of certain of the systems and applications computer programs described in the Disclosure Schedule attached hereto (the "Distributed Software Programs") and the acquisition, development, marketing, distribution, licensing, maintenance and support of certain of the systems and applications computer programs described in the Disclosure Schedule attached hereto (the "Owned Software Programs") (the Distributed Software Programs and the Owned Software Programs being referred to collectively herein as the "Software Programs");

AND WHEREAS the Seller desires to sell to the Buyer, and the Buyer desires to buy from the Seller, the Purchased Securities (as hereinafter defined) being all of the issued and outstanding securities in the capital of the Corporation (other than the Special Share, as hereinafter defined, to be redeemed prior to the Closing Date) thereby acquiring ownership of the Software Business, all upon the terms and conditions set forth herein;

AND WHEREAS the Guarantor is the registered and beneficial owner of all of the issued and outstanding securities of the Buyer, and the Principals are the registered and beneficial owners of all of the securities of the Seller;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the Parties hereinafter set forth, the Parties, intending to be legally bound, do hereby agree as follows:

                                     --2--


                                   ARTICLE I
                                INTERPRETATION

1.01     Defined Terms.

As used in this Agreement, the following terms have the following meanings:

"AG Security Agreement" means the general security agreement of the Buyer in favour of the Seller securing the payment and performance by the Buyer of its obligations under the Note and the Other Obligations to be entered into on the Closing Date substantially in the form of the agreement attached hereto as Exhibit "1";

"Agreement" means this share purchase agreement and all schedules, exhibits and instruments in amendment or confirmation of it; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement;

"Amalgamation" means the amalgamation of the Predecessor Corporation and the Subsidiary implemented under the OBCA pursuant to certificate and articles of amalgamation dated September 26, 1997;

"Americas Guarantee" means the guarantee of the Guarantor in favour of the Seller of the obligations of the Buyer under the Note and the Other Obligations to be entered into on the Closing Date substantially in the form of the agreement annexed hereto as Exhibit "2";

"Americas Security Agreement" means the security agreement of the Guarantor in favour of the Seller securing the payment and performance of its obligations under the AG Guarantee, to be entered into on the Closing Date substantially in the form attached hereto as Exhibit "3";

"Ancillary Agreements" means the AG Security Agreement, the Americas Guarantee, the Americas Security Agreement, the Consulting Agreement, the Lease, the Note, the Non-Compete Agreement, the RD Guarantee, the RD Security Agreement and all other agreements, certificates and other instruments delivered or given pursuant to this Agreement and "Ancillary Agreement" means any one of such agreements, certificates or other instruments;

"Auditor" means Messrs. KPMG Peat Marwick, Chartered Accountants;

"Authorization" means, with respect to any person, any governmental authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgement, writ, injunction, award, determination, direction, decree, variance, permission, to or from, or filings, notices, or recordings to or with or by rule or regulation of any Governmental Entity having jurisdiction over such person;

                                     --3--


"Balance Sheet Date" means November 30, 1996;

"business day" means any day of the year, other than a Saturday, Sunday or any other day on which Canadian chartered banks are required or authorized to close in Toronto, Ontario;

"Claim" means, in respect of any person, any claim of any nature whatsoever against such person, including any demand, liability, obligation, debt, cause of action, suit, proceeding, judgement, award, assessment, or reassessment;

"Closing" means the completion of the transaction of purchase and sale contemplated by this Agreement on the Closing Date;

"Closing Date" means September 30, 1997, or such earlier or later date as the Parties may mutually agree upon in writing;

"Consents" means the consents of each contracting party to each Material Contract that requires the consent of such party to the change in control of the Corporation contemplated by either or both of the Amalgamation and this Agreement and the consummation of the transactions contemplated thereby and hereby in order to preserve and maintain the rights of the Corporation thereunder after the Closing Date, and "Consent" means any one of such Consents;

"Consulting Agreement" means the consulting agreement among the Guarantor, the Buyer and the Principals to be entered into on the Closing Date substantially in the form of the agreement annexed hereto as Exhibit "4";

"Corporation" means, as of and after the date hereof, the corporation resulting from the Amalgamation and includes, for all purposes of this Agreement in respect of all periods referred to herein prior to the effective date of the Amalgamation, each of the Predecessor Corporation and the Subsidiary;

"Disclosure Schedule" means the disclosure schedule attached hereto as Schedule "1" providing full disclosure of all matters required or permitted to be disclosed by the Seller to the Buyer under this Agreement with respect to the Principals, the Seller, the Corporation, the Predecessor Corporation, the Subsidiary and the Software Business;

"Dividend Refund" has the meaning specified in Section 2.04;

"Encumbrances" means liens, charges, mortgages, pledges, security interests, Claims, defects of title, restrictions and any other rights of third parties relating to any property, including rights of set-off, and other encumbrances of any kind and "Encumbrance" means any of the foregoing;


"Excluded Assets" means the assets listed in Schedule "2";

                                     --4--


"Financial Statements" means the balance sheets of the Predecessor Corporation for the fiscal year ending November 30, 1996 and of the Subsidiary for the fiscal year ended December 31, 1996 and the accompanying statements of income, retained earnings and changes in financial position for the year then ended and all notes thereto copies of which are attached as Schedule "3";

"GAAP" means, at any time, accounting principles generally accepted in Canada at such time;

"Governmental Entity" means (i) any multinational, federal, provincial, state, municipal, local or other governmental or public department, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision, agent, commission, board, or authority of any of the foregoing; or
(iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"Interim Period" means the period between the date hereof and the Closing Date;

"Interim Statement Date" means July 31, 1997;

"Interim Financial Statements" means the unaudited combined balance sheet of the Predecessor Corporation and the Subsidiary as at July 31, 1997 and the accompanying unaudited statements of income and retained earnings for the 8 months then ended, copies of which are attached hereto as Schedule "4";

"knowledge" means, with reference to any information that is provided or any statement that is made by any person under this Agreement or any Ancillary Agreement, and that is qualified as being "to their knowledge", that such information or statement has been provided or made to the best of their knowledge, information and belief (and, in the case of the Seller and Principals, is based on their own knowledge and after making inquiries of Andrew Coutts and Allan Foerster), without concealment, suppression or omission of any material information relevant to such statement or information;

"laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgements, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of such laws, including general principles of common and civil law and equity, binding on or affecting the person referred to in the context in which such word is used; and "law" means any of the foregoing.

"Lease" means the lease agreement between the Corporation and Deanel Corp. to be entered into as of the Closing Date providing for the lease by Deanel Corp. to the Corporation of the real property, including buildings, structures, and other improvements located thereon, fixtured therein, and appurtenances thereto, and easements and other rights relative to the building located at 151 Savage Drive, Cambridge, Ontario, substantially in the form of the agreement annexed hereto as Exhibit "5";

                                     --5--


"loss" means any loss whatsoever, including expenses, costs, damages, penalties, fines, any and all legal fees and disbursements, interest, and debt;

"material", "material information", "material facts", "material change", and words having similar meaning, mean, unless the context otherwise requires, information relating to the business and affairs of the Corporation, the Predecessor Corporation, the Subsidiary and their respective properties, assets and liabilities that, if generally disclosed, would result in, or would reasonably be expected to result in, a significant decrease in the market price or value of the Purchased Securities or the Software Business, and for purposes of this Agreement, each reference to any material adverse effect upon the financial condition, operation, or prospects of the Software Business or the Material Assets, or any other reference to a material item or circumstance, shall be construed to include any act, omission, event, or circumstances that would entail loss, liability, damage, or expense to the Buyer (with respect to the rights and benefits expected by the Buyer to be obtained under this Agreement) of $5,000 in any single instance, whether under one or more representations, warranties, covenants, or agreements contained herein, or $25,000 in the aggregate, taken as a whole under all representations, warranties, covenants, and agreements contained herein;

"Material Assets" has the meaning specified in Section 3.12;

"Material Contracts" means all material contracts with respect to the Software Business to which the Corporation (including the Predecessor Corporation and the Subsidiary) is a party, including all contracts, leases of personal property, licenses, undertakings, engagements or commitments of any nature, written or oral, to which the Corporation is entitled in connection with the Software Business, including (a) contracts that either involve expenditure of more than $50,000 or require performance by any party thereto more than six (6) months after the Closing Date; (b) unfilled purchase orders; (c) forward commitments for supplies or materials entered into the ordinary course of the Software Business; (d) all restrictive agreements and negative covenant agreements which the Corporation may have with its employees, past or present; and (e) all of the contracts specifically listed in the Disclosure Schedule;

"Non-Compete Agreement" means the non-compete agreement of the Principals and the Seller in favour of the Guarantor and the Buyer to be entered into on the Closing Date substantially in the form of the agreement attached hereto as Exhibit "6"

"Note" means the secured promissory note of the Buyer in favour of the Seller referred to in Section 2.03 to be entered into on the Closing Date in the form of the note attached hereto as Exhibit "7";

"OBCA" means the Business Corporations Act (Ontario);

"Other Obligations" means, collectively, (i) the obligations of the Buyer (if any) under the Consulting Agreement; (ii) the obligations of the Buyer (if any) under Section 2.07; and (iii) the obligations of the Buyer (if any) under
Section 8.05(c);

                                     --6--


"Parties" means the Seller, Buyer, Principals and Guarantor and "Party" means any one of them;

"Permitted Encumbrances" means (i) Encumbrances for taxes, assessments or governmental charges or levies on property not yet due and delinquent; (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value of, or impair the use or marketability of, any property so encumbered; and (iii) the Encumbrances disclosed in the Disclosure Schedule;

"person" means an individual, partnership, corporation, trust, unincorporated association, joint venture or other entity or any Governmental Entity, and pronouns have a similarly extended meaning;

"Public Offering" means the completion of an initial public offering of its securities completed in accordance with the requirements of the Securities Act of 1933, as amended by (i) Software AG Systems, Inc.; (ii) the Guarantor; (iii) any successor corporation resulting from the merger or reorganization of either or both of such corporations which does not result from a third party acquisition of control of such corporations; and (iv) in the case of an acquisition of control under (iii), any successor corporation that is not, at the time of such acquisition of control, already a public company;

"Purchase Price" has the meaning specified in Section 2.02;

"Purchased Securities" means 1,000 common shares in the capital of the Corporation;

"RD Guarantee" means the guarantee of the Corporation in favour of the Seller of the obligations of the Buyer under the Note and the Other Obligations to be entered into on the Closing Date substantially in the form of the agreement annexed hereto as Exhibit "8";

"RD Security Agreement" means the security agreement of the Guarantor in favour of the Seller securing the payment and performance of its obligations under the RD Guarantee, to be entered into on the Closing Date substantially in the form attached hereto as Exhibit "9";

"Redemption Amount" means the amount for which the Special Share is redeemable;

"Software AG Canada" means Software AG of Canada Inc., a corporation incorporated under the Canada Business Corporations Act;

"Special Dividend" means the special dividend declared by the Corporation in the amount of $5,000,000 to be paid to the Seller prior to the Closing Date as contemplated by Section 2.04;

"Special Share" means the special share of the Corporation held as of the date hereof by the Seller;

                                     --7--


"Special Share Redemption" means the special share redemption completed in accordance with Section 2.04;

"subsidiary" has the meaning specified in the OBCA; and

"Time of Closing"' means 1:00 p.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Closing may occur.

1.02     Gender and Number.

Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

1.03     Headings, Etc.

The provision of a Table of Contents, the division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

1.04     Currency.

All references in this Agreement or any Ancillary Agreement to dollars, unless otherwise specifically indicated, are expressed in Canadian dollars.

1.05     Severability.

Any Article, Section, Subsection or other subdivision of this Agreement or any Ancillary Agreement or any other provision of this Agreement or any Ancillary Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and any Ancillary Agreement and be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof or thereof.

1.06     Entire Agreement.

This Agreement together with the Ancillary Agreements constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties including, without limitation, the letter of intent dated August 20, 1997 among, inter alia, Thayer Capital Partners and Robert Nickel. There are no representations, warranties, conditions or other agreements, express or implied, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth herein and therein. If there is any conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of this Agreement shall govern.

                                     --8--



1.07     Amendments.

This Agreement and any Ancillary Agreement may only be amended, modified or supplemented by a written agreement signed by all of the Parties to such agreement.

1.08     Waiver.

Any of the terms or conditions of this Agreement may be waived in writing at any time by the party that is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby.

1.09     Governing Law.

This Agreement and all Ancillary Agreements shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein which apply to contracts made and to be performed entirely in Ontario without giving effect to the principles of conflicts of law thereof.

1.10     Inclusion.

Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation". Words of inclusion shall not be construed as terms of limitation herein, so that references to "included" matters shall be regarded as nonexclusive, noncharacterizing illustrations.

1.11     Accounting Terms.

All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

1.12     Incorporation of Exhibits and Schedules.

The following are the exhibits schedules attached to and incorporated in this
Agreement:

Exhibit                                     Schedule
-------                                     --------
"1" -- Form of AG Security Agreement        "1" -- Disclosure Schedule
"2" -- Form of Americas Guarantee           "2" -- Excluded Assets
"3" -- Form of Americas Security Agreement  "3" -- Financial Statements
"4" -- Form of Consulting Agreement         "4" -- Interim Financial Statements
"5" -- Form of Lease Agreement              "5" -- Americas Interim Financial Statements

                                     --9--

Exhibit                                     Schedule
-------                                     --------
"6" -- Form of Non-Compete Agreement         "6" -- Employee Bonus Allocation
"7" -- Form of Note                          "7" -- Foreign Royalties Credit
"8" -- Form of RD Guarantee
"9" -- Form of RD Security Agreement


                                  ARTICLE II
                    PURCHASED SECURITIES AND PURCHASE PRICE

2.01     Purchase of Purchased Securities.

On the terms and subject to the conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell and deliver to the Buyer, on the Closing Date, all right, title, and interest of the Seller in and to the Purchased Securities, being all of the issued and outstanding securities in the capital of the Corporation as of the Closing Date.

2.02     Purchase Price.

The aggregate purchase price for the Purchased Securities (the "Purchase Price") shall be $14,000,000.

2.03     Payment of Purchase Price.

On the Closing Date, against delivery by the Seller of certificates evidencing the Purchased Securities duly endorsed for transfer and accompanied by instruments of transfer in the manner contemplated by this Agreement, and upon satisfaction of all other terms and conditions to be satisfied by the Seller and the Principals hereunder, the Buyer shall pay the Purchase Price to the Seller. The Purchase Price shall be paid by or on behalf of the Buyer as to $7,000,000 by wire transfer in same day available funds to the Seller on the Closing Date, and the balance of the Purchase Price shall be paid upon the terms and conditions of the Note which shall be delivered by the Buyer to the Seller on the Closing Date.

2.04     Special Dividend and Special Share Redemption.

The Buyer acknowledges that, prior to the Closing Date:

         1. the Corporation shall pay to the Seller the Special Dividend in cash on its common shares;

         2. the Special Share is redeemable prior to the Closing Date for an amount equal to 75% of the dividend refund received pursuant to subsection 129(1) of the Income Tax Act (Canada) by the Corporation in respect of dividends paid by it prior to the Closing Date as more particularly set forth in the terms and conditions of the

                                     --10--

           Special Share contained in the articles of the Corporation (the "Dividend Refund"); and

     3. the Corporation shall redeem the Special Share prior to the Closing Date for $773,500 by payment in cash.

The Buyer and Seller hereby acknowledge and agree that the Dividend Refund may be subject to adjustment in the event that there shall be issued to the Corporation a notice of assessment or reassessment pursuant to any taxing statute, which assessment or reassessment is based upon a determination that the Corporation was not entitled to the Dividend Refund or to some portion thereof. Neither the Corporation nor the Buyer shall have any obligation to appeal such assessment but the Principals and the Seller shall be able to contest such assessment or reassessment at their own expense. In this event, the Dividend Refund shall be deemed to be and to have always been the amount of the dividend refund ultimately determined by the taxing authority. In the event that the Redemption Amount is subsequently adjusted in accordance with the terms of the Special Share as a result of an assessment or reassessment under a taxing statute relating to the Dividend Refund, the Seller shall pay to the Corporation, or the Corporation shall pay to the Seller, as the case may be, within 30 days of the Corporation receiving notice from the taxation authority of such adjustment such amount as shall be required to ensure that the Seller has received and retained an amount equal to the Redemption Amount as so adjusted. The Buyer shall have the right to set-off any obligations owing by the Seller to the Corporation pursuant to this Section 2.04 against any amounts owing by the Buyer to the Seller under the Note or otherwise under this Agreement or any Ancillary Agreement, and the indemnities provided by the Seller and the Principals to the Buyer under Article IX shall extend to and specifically include any obligations of the Seller to the Corporation pursuant to this Section 2.04.

2.05   Removal.

The Buyer acknowledges that Seller shall be entitled, on or prior to the Closing Date, to remove the Excluded Assets from the Corporation and obtain full ownership thereof.

2.06   AG Amalgamation.

The Seller and Principals acknowledge that the Buyer shall be entitled to complete a short-form vertical amalgamation of the Buyer and the Corporation on or forthwith following the Closing Date pursuant to the provisions of the OBCA whereupon the RD Guarantee and RD Security Agreement shall terminate and the AG Security Agreement shall continue in full force and effect to secure the obligations due under the Note and the Other Obligations.

2.07   Royalty Repayment.

The Buyer and the Guarantor acknowledge that the Subsidiary was credited in the amount of $1,500,000 (the "Credit") by the Guarantor in respect of estimated royalties due to the Corporation as a result of certain sales of the Corporation's Owned Software Programs in jurisdictions outside of North America up to the Closing Date (the "Foreign Royalties"). The

                                     --11--

countries and the periods of time in respect of which such Credit has been granted and the allocation of the Credit among them is set forth in Schedule "7". The Guarantor shall, after the Closing Date, use reasonable commercial efforts to collect ("collect", "collection" and "collected" including the exercise of rights of set-off in respect of, or the obtaining of other equivalent compensation for) Foreign Royalties and, in doing so, shall use currently available site audit procedures for license compliance customary in the industry. The Guarantor shall provide the Seller with semi-annual reporting, by March 31, 1998 and September 30, 1998, as to Foreign Royalties collected and the efforts made by the Guarantor to do so. In the event that the actual amount of Foreign Royalties due to the Corporation (determined in accordance with current practice and based upon the royalties actually collected by the Guarantor) in respect of the countries and the periods of time identified in Schedule "7", exceeds the amount of the Credit, the Guarantor and the Corporation shall pay such excess amount to the Seller within 30 days following the final determination of the actual amount of such Foreign Royalties collected by the Guarantor. In the event that the Guarantor collects Foreign Royalties which relate to countries and/or periods of time other than those identified in Schedule "7" due to the Corporation (determined in accordance with current practice and based upon the royalties actually collected by the Guarantor), the Guarantor shall pay such Foreign Royalties collected, that would have otherwise been payable to the Corporation, to the Seller. Such payments shall be made in full within 30 days following the collection by the Guarantor of such Foreign Royalties. In the event that the Seller disagrees with the calculation by the Corporation and/or the Guarantor of the amount of Foreign Royalties collected or the amount due to the Seller hereunder (if any), the Seller may, at its own expense, audit the records of the Guarantor and the Corporation relating to the collection of Foreign Royalties and related records on reasonable notice and during normal business hours. Any difference between the amount actually paid by the Corporation and/or the Guarantor to the Seller hereunder and the amount determined upon such audit to have been collected by the Guarantor and/or the Corporation shall be payable by the Corporation and/or the Guarantor to the Seller, or by the Seller to the Corporation and/or the Guarantor, as the case may be. In the event that, as a result of such audit, the Corporation and/or the Guarantor is required to pay to the Seller an amount in excess of 5% of the amount previously paid by the Corporation and/or the Guarantor to the Seller hereunder, the Corporation and/or the Guarantor shall reimburse the Seller for the cost of such audit up to a maximum of $10,000. The payment and performance by the Corporation of its obligations (if any) to pay such amount hereunder shall be secured pursuant to the guarantees and security of the Guarantor, the Buyer and the Corporation forming part of the Ancillary Documents. The Corporation shall cease to have any obligation hereunder after November 30, 1998 provided that such final determination has been made as of September 30, 1998, the reports required hereunder have been provided to the Seller, and any amounts due to the Seller hereunder have been paid. The Seller shall thereafter have the right, in consultation with the Guarantor, acting reasonably (and the Guarantor having no obligation to assist the Seller) to directly pursue the collection of unpaid Foreign Royalties, at its own cost and expense, until March 3 1, 1999 if it determines, acting reasonably, that additional amounts may be payable.

                                     --12--

                                   ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF THE PRINCIPALS AND SELLER

The Principals and Seller hereby jointly and severally represent and warrant to the Buyer, acknowledging the Buyer is relying thereon in entering into this Agreement and completing the transactions contemplated hereby, as follows:

3.01   Organization of Corporation and Seller.

The Corporation is, and each of the Predecessor Corporation and the Subsidiary prior to the Amalgamation were, corporations validly existing and in good standing under the OBCA with the corporate power and authority to conduct the Software Business and to own and lease their respective properties and assets. As to the conduct of the Software Business and the use and ownership of the Material Assets specifically, the Corporation is and each of the Predecessor Corporation and the Subsidiary prior to the Amalgamation were, duly qualified or licensed to do business and is in good standing to do business in the jurisdictions identified in the Disclosure Schedule which are the only jurisdictions in which the failure to be so qualified or licensed would be material. The Seller is validly existing and in good standing under the laws of the Province of Ontario, Canada with the corporate power and authority to conduct its business and to own the Purchased Securities.

3.02   Capacity, Power and Authority.

The Principals have the capacity, and the Seller has the power and authority, in each case to execute, deliver, and perform its obligations under this Agreement and the Ancillary Agreements to be executed and delivered by it in connection with the transactions contemplated hereby. The Principals and the Seller have taken all necessary corporate and other action to authorize the execution and delivery of this Agreement and such other Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and the Ancillary Agreements shall be, the legal, valid, and binding obligations of the Principals and the Seller, enforceable against each of them in accordance with their respective terms. The Principals have executed and delivered this Agreement after having obtained such independent legal and other professional advice as they deemed necessary or appropriate, on a fully informed basis, and without duress or coercion.

3.03   Restrictive Documents.

None of the Corporation, the Predecessor Corporation, the Subsidiary or the Seller is subject to, or a party to, any charter or by-law restriction, any law, any Claim, any shareholders agreement, voting trust, contract or instrument, any Encumbrance or any other restriction of any kind or character which would prevent the consummation of the transactions contemplated by this Agreement or compliance with the terms, conditions and provisions of this Agreement and the Ancillary Agreements, or the continued operation of the Software Business after the date hereof on substantially the same basis as heretofore operated, or which would restrict the ability of the Buyer to acquire any of the Purchased Securities, except for the necessity of obtaining the

                                    --13--

Consents required or contemplated by this Agreement, provided that the Buyer acknowledges that it has directed the Seller not to obtain the Consents otherwise required in connection with the Material Contracts marked "*" in
Section 3.12 (c)(l) of the Disclosure Schedule.

3.04   Authorized and Issued Capital.

The authorized capital of the Corporation, after giving effect to the Amalgamation, consists solely of the securities identified in the articles of amalgamation of the Corporation dated as of September 26, 1997, true and complete copies of which have been provided to the Buyer as of the date hereof. The issued capital of the Corporation at the date hereof, after giving effect to the Amalgamation, consists solely of the Purchased Securities and the Special Share which is to be redeemed by the Corporation prior to the Closing Date as contemplated by Section 2.04. The Purchased Securities have been duly issued and are outstanding as fully paid and non-assessable shares in the capital of the Corporation and the Seller is their sole registered and beneficial holder.
All of the issued and outstanding securities of Software AG Canada are owned by the Principals.

3.05   Options, etc.

Except for the Buyer's right hereunder, no person has or will have any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right, privilege or entitlement (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase from the Seller of any of the Purchased Securities or the Special Share, or from the Principals of the securities of Software AG Canada or for the purchase, subscription, allotment or issuance of any unissued securities in the capital of the Corporation (in each case both before and after giving effect to the Amalgamation), or of Software AG Canada.

3.06   Title to Purchased Shares.

The Purchased Securities are owned by the Seller with a good and marketable title thereto, free and clear of all Encumbrances other than the rights of the Buyer under this Agreement. The Seller has the right, power and authority to enter into this Agreement and to sell such Purchased Securities as contemplated herein. The delivery of the Purchased Securities to the Buyer pursuant to the provisions hereof on the Closing Date will transfer to the Buyer valid title thereto, free and clear of all Encumbrances.

3.07   Dividends and Distributions.

Since the Balance Sheet Date, except for the Special Dividend, the Special Share Redemption and the payment of a dividend in December, 1996 in the amount of $800,000 from the Subsidiary to the Predecessor Corporation and from the Predecessor Corporation to the Seller, none of the Corporation, the Predecessor Corporation, the Subsidiary or Software AG Canada has, directly or indirectly, declared, paid or otherwise become obligated to make any dividend or

                                     --14--

other distribution on any of its securities, redeemed, purchased or otherwise acquired any of its securities of any class or agreed to do any of the foregoing.

3.08   Corporate Records.

The corporate records of each of the Corporation, the Predecessor Corporation, the Subsidiary and Software AG Canada are materially complete and accurate, and all material corporate proceedings and actions reflected therein have been conducted or taken in compliance with all applicable laws and with their articles and by-laws, in each case in all material respects, and without limiting the generality of the foregoing, (i) the minute books contain complete and accurate minutes of all meetings and written resolutions of the directors and shareholders held since the date of incorporation of the Corporation for which minutes or other records of proceedings exist; (ii) all material acts and proceedings of such shareholders, directors and officers of each of such corporations have been duly approved or ratified by the directors or shareholders of the Corporation in compliance with applicable laws; (iii) the share certificate books, register of shareholders and register of transfers are complete and accurate, in all material respects, and all such transfers have been duly completed and approved and any exigible tax payable in connection with the transfer of any of their securities has been duly paid; and (iv) the registers of directors and officers are complete and accurate in all material respects and all former and present directors and officers were duly elected or appointed as the case may be.

3.09   Residence of the Seller.

The Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

3.10   Required Government Consent.

No Authorization of any Governmental Entity is required to be obtained by the Seller or the Corporation for the execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby.

3.11   Title to Tangible Property.

Except for Permitted Encumbrances, the Corporation holds good and marketable title to all of the properties and assets of the Corporation used in connection with the Software Business, including without limitation all of the Material Assets formerly owned and used by the Predecessor Corporation and the Subsidiary (other than the Excluded Assets), free and clear of all Claims and Encumbrances of any nature whatsoever.

3.12   Disclosure of Properties and Material Assets.

The Disclosure Schedule contains complete lists of the following:

(a) Software Business. All Distributed Software Programs, all Owned Software Programs and all software programs currently under development;

                                    --15--

(b)    [Intentionally Deleted]

(c) Software Contracts. All contracts, with any person respecting the ownership, license, acquisition, design, development, distribution, marketing, use, or maintenance of computer program code, related technical or user documentation, and databases, including all the software contracts consisting of (1) licenses from third parties (development and/or marketing); (2) licenses from third parties (internal use only); (3) development contracts, work-for-hire agreements, and consulting and employment agreements; (4) distributorships, dealerships, franchises, and manufacturer's representative contracts; (5) licenses and sublicenses to others; and (6) maintenance, support, or enhancement agreements (the "Software Contracts");

(d) Computer Equipment. All equipment and devices (including data processing hardware and related telecommunications equipment, media, and tools) and the Corporation's rights under all related warranties;

(e) Other Fixed Assets. All office furniture, fixtures and other fixed assets;

(f)    [Intentionally Deleted]

(g) Authorizations. All Authorizations currently applicable to the Software Business other than such Authorization as are required to carry on business generally;

(h) Intellectual Property. All patents, trademarks, service marks and trade names (including registrations and applications pertaining thereto) (the "Intellectual Property");

(i) Leases. All personal property leases or rental contracts agreements, and other commitments and arrangements currently in effect to which the Corporation is a party that either (1) have an annual rental, if any individual instance, in excess of $15,000, or (2) continue in effect for a period of twelve (12) months or longer without allowing the Corporation to terminate without penalty for any reason upon the delivery of any required action with respect to:

       1. equipment, including data processing hardware and associated telecommunications equipment, media, and tools;

       2.  office furnishings and fixtures; and

       3. other personal property used in the Software Business (the "Leases").

(j) General Contracts. All other material contracts, agreements, licenses, commitments, arrangements, and permissions with respect to the Software Business (the "General Contracts") to the extent not otherwise disclosed in this Agreement.

                                     --16--

(k) Accounts Receivable. All accounts receivable, including all license fees and maintenance fees and charges owing or to become owing to the Corporation under Software Contracts, in each case relating to or arising from the Software Business (the "Accounts Receivable").

(1) Claims. All Claims the Corporation may have against any person relating to or arising from the Material Assets or the Software Business, including rights to recoveries for damages or defective goods, to refunds, insurance claims, and choices in action.

(m)    [Intentionally Deleted]

(n) Business Interests, Participations, and Ownership Positions. All interests, participations, and ownership positions held by the Corporation in any corporation, partnership, joint venture, co-marketing arrangement, or similar enterprise or undertaking relating to the Software Business.

3.13   Condition of Properties and Material Assets.

All of the Material Assets of the Software Business, to the extent that they are tangible property, are in good operating order, condition, and repair, ordinary wear and tear excepted, are suitable for use in the Software Business in the ordinary course.

3.14   Intellectual Property.

(a) Ownership. Except for the rights and licenses validly and effectively established by the Software Contracts in favour of third parties, the Corporation owns or has the right to use, and will continue to own after the Closing Date, all Intellectual Property. The Disclosure Schedule sets forth all registered trademarks and service marks, all reserved trade names, all registered copyrights, and all filed patent applications and issued patents listed in the Disclosure Schedule used in the Software Business or otherwise necessary for the conduct of the Software Business as heretofore conducted.

(b) Procedures for Trade Secret Protection. The Corporation has used its best efforts to enforce an adequate trade secret protection program through contractual agreements with officers, employees, developers, consultants and other persons dealing with the Software Business. To the knowledge of the Principals and the Seller, there has been no material violation of such program by any person. The source code and system documentation relating to the Software Programs (1) to the best knowledge of the Principals and the Seller have at all times been maintained in confidence and (2) have been disclosed by the Corporation only to employees and consultants having "a need to know" the contents thereof in connection with the performance of their duties.

(c) Personnel Agreements. All personnel, including employees, agents, consultants, and contractors, who have contributed to or participated in the conception and development of the Owned Software Programs, technical documentation, or Intellectual Property on behalf of the Corporation have executed the agreement included in the Disclosure Schedule in
Section 3.12(c)(3).

                                     --17--

(d) Absence of Claims. No Claims have been asserted by any person to the use of the Intellectual Property, and the Principals and the Seller do not know of any valid basis for any such Claim. The use of the Intellectual Property, such as patents and trademarks, by the Corporation does not infringe on the rights of any person.

(e) Name. Software AG Canada has not received any notification that it does not have the right to the use of the name "Software AG" within Canada as its corporate name and shall continue to have such right following the Closing Date.

3.15   Adequacy of Technical Documentation.

The technical documentation with respect to the current versions of the Owned Software Programs includes the source code, generation and administration user's manuals and specifications and written procedures for all such Owned Software Programs as may be necessary to render such materials understandable and usable by a trained computer programmer. The technical documentation also includes any program (including compilers), "workbenches," tools, and higher level (or "proprietary") language used for the development, maintenance, and implementation of the Owned Software Programs.

3.16   Third-Party Components in Software Programs.

The Corporation has validly and effectively obtained the right and license to use, copy, modify, and distribute the third-party programming and materials contained in the Owned Software Programs and is in possession of related technical documentation. The Owned Software Programs and related technical documentation contain no other programming or materials in which any third party may claim superior, joint, or common ownership, including any right or license. The Software Programs and related technical documentation do not contain derivative works of any programming or materials not owned in their entirety by the Corporation except for derivative works which result from the inclusion of Software licensed by the Corporation from Apex Software Corporation in the Corporation's CONSTRUCT SPECTRUM software.

3.17   Third-Party Interests or Marketing Rights in Software Programs.

The Corporation has not granted, transferred, or assigned any right or interest in the Owned Software Programs, the related technical documentation, or the Intellectual Property to any person, except pursuant to the Software Contracts identified as "distributorships, dealerships, franchises, and manufacturer's representative contracts" or "licenses and sublicenses to others" in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, all Software Contracts identified as "licenses and sublicenses to others" in the Disclosure Schedule constitute only end-user agreements, each of which grants the end-user thereunder solely the nonexclusive right and license to use identified Software Programs and related user documentation for internal purposes only except that some of such Software Contracts provide that (a) a service bureau may use the Software Programs and related technical documentation to process data for an end-user; (b) subsidiaries, affiliates and related corporations of an end-user may use the Software Programs and

                                    --18--

related technical documentation; and (c) the end-user may assign such Software Contract to a purchaser of all or substantially all of the assets of such end-user. There are no contracts, agreements, licenses, and other commitments and arrangements in effect with respect to the marketing, distribution, licensing, or promotion of the Software Programs, the related technical documentation, or the Intellectual Property by any independent salesperson, distributor, sublicensor, or other remarketer or sales organization, except for the Software Contracts identified as "distributorships, dealerships, franchises, and manufacturer's representative contracts" in the Disclosure Schedule.

3.18   Leases.

All of the Leases are valid, binding, and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults by the Corporation thereunder, and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder. Full, true and complete copies of the Leases, other than the proposed lease for the Toronto site, have been provided to the Buyer.

3.19   Leased Property.

The Corporation is not a party to, or under any agreement or option to become a party to, any lease with respect to real property, whether as landlord or tenant, other than the leased premises identified in the Disclosure Schedule (the "Leased Premises"). Full, true and complete copies of the leases with respect to the Leased Premises have been provided to the Buyer.

3.20   Subsidiaries and Investments.

Except as disclosed in the Disclosure Schedule, the Corporation does not have any subsidiaries or any agreements of any nature to establish or acquire any subsidiary or to acquire or lease any other business operations and the Corporation has not made or agreed to make any loan to or investment in any other person. None of the Corporation, the Seller or the Principals is a party to any joint venture or other similar agreement or arrangement that involves any sharing of profits of the Software Business or is similar to or competitive with the Software Business, other than the Software Contracts identified as "licenses from third parties (development and/or marketing)" or "distributorships, dealerships, franchises, and manufacturer's representative contracts" in the Disclosure Schedule.

3.21   Material Contracts.

The contracts listed in the Disclosure Schedule, full, true and complete copies of which have been provided to the Buyer, constitute all the Material Contracts of the Corporation. Except as disclosed in the Disclosure Schedule, Financial Statements and Interim Financial Statements and as contemplated by this Agreement the Corporation is not a party to or bound (including as a result of the Amalgamation) by any agreement not identified as a Material Contract that involves:

                                     --19--

(a) any employment agreement, bonus, deferred compensation, pension, profit sharing, stock option, phantom stock plan, employee stock purchase, health, insurance, retirement or other employee benefit plan, any collective agreements or any agreement (oral or written) providing for compensation to be paid to any employee consequent upon the sale of any substantial portion of outstanding securities in its capital or any direct or indirect change in its ownership or control;

(b)    any material agreement or commitment relating to the borrowing of money;

(c) any material agreement or commitment relating to capital expenditures other than capital expenditures incurred in the ordinary course of business consistent with past practice;

(d) any loan or advance to, or investment in, any other person or any agreement or commitment relating to the making of any such loan, advance or investment;

(e) any bonds, debentures, mortgages, notes or other similar indebtedness or liabilities whatsoever or any agreement to create or issue any bonds, debentures, mortgages, notes or other similar indebtedness;

(f) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

(g)    any management, consulting or any other similar agreement or commitment;

(h) any non-competition, non-solicitation or similar agreement or commitment limiting its freedom or that of any successor to the ownership of the assets or the Software Business to engage in any line of business or to compete with any other person;

(i) any licensing or other agreement or commitment relating to intellectual property used in the conduct of the Software Business;

(j) any agreement or commitment entered into in the ordinary course of the Software Business involving an expenditure or commitment of more than $25,000 (other than purchase orders accepted from time to time consistent with current practice) which is not cancelable without penalty within thirty (30) days;

(k) any material agreement or commitment not entered into in the ordinary course of the Software Business; and

(1) any agreement or arrangement with any person with whom the Corporation or the Seller (or their directors, officers or employees) does not deal at arm's length within the meaning of the Income Tax Act (Canada).

                                    --20--

All of the Material Contracts are valid, binding, and enforceable in accordance with their terms and are in full force and effect. There are no existing material defaults by the Corporation (or, to their knowledge material defaults by the other parties hereto) under any such contracts and no act, event, or omission has occurred that, whether with or without notice, lapse of time, or both, would constitute a default thereunder. The customers of the Corporation who are, to the knowledge of the Corporation, currently in default of their license obligations with respect to the Software Programs are identified in the Disclosure Schedule.

3.22     Accounts Receivable.

All Accounts Receivable are fully collectible within the customary collection cycle, subject only to bad debts that will not exceed the amount of bad debt reserves set forth in the Interim Financial Statements. All Accounts Receivable call for payment to be made within ninety (90) days to the principal office of the Corporation.

3.23     Financial Matters.

(a) Financial Statements. The Financial Statements have been prepared in accordance with GAAP, consistently applied with the principles and procedures employed in prior periods by the Predecessor Corporation and the Subsidiary. The Financial Statements properly reflect all properties, assets and liabilities of the Corporation. The Financial Statements fairly present the results of operation and the financial position of the Corporation as of the Balance Sheet Date in conformity with GAAP consistently applied with the principles and procedures employed in prior periods.

(b) Interim Financial Statements. The Interim Financial Statements have been prepared in accordance with GAAP, consistently applied with the principles and procedures employed in prior interim periods by the Predecessor Corporation and the Subsidiary except that: (i) such statements are not accompanied by notes; (ii) no provision has been made in the Interim Financial Statements for taxes payable; (iii) no provision has been made in the Interim Financial Statements for foreign royalties receivable; and (iv) no provision has been made in the Interim Financial Statements for employee bonuses. The Interim Financial Statements properly reflect all properties, assets and liabilities of the Corporation. The Interim Financial Statements fairly present the results of operation and the financial position of the Corporation as of the Interim Statement Date in conformity with GAAP consistently applied with the principles and procedures employed in prior periods.

(c) Cash Balances. As of September 23, 1997, the cash balances of the Corporation, comprised of deposits with the Corporation's banker and readily marketable securities on deposit with Royal Bank of Canada and RBC Dominion Securities Ltd., are approximately $5 million, after payment of the amounts permitted under Article II hereof, after assuming that all cheques and similar obligations that have been issued by the Corporation have been presented for payment as of September 23, 1997. Between such date and the date hereof, there has been no material changes in such cash balances.

                                    --21--

(d) Capital Expenditures. No material capital expenditures have been made or authorized by the Corporation since the Balance Sheet Date, other than as disclosed in the Interim Financial Statements and the Disclosure Schedule.

(e) Undisclosed Liabilities. Except as set forth in this Agreement, or in the Disclosure Schedule, there are no liabilities or obligations, secured or unsecured (whether absolute, accrued, contingent, or otherwise, and whether due or to become due), of a nature required by GAAP to be reflected in a balance sheet of the Corporation, except such liabilities and obligations that either
(1) are accrued and reserved against in the Interim Financial Statements or (2) have arisen or been incurred in the ordinary course of business since the Interim Statement Date.

3.24     Conduct of Software Business.

(a) Ordinary Course of Business; No Removal or Disposal of Material Assets. Except as set forth in the Interim Financial Statements and the Disclosure Schedule, the Corporation has operated the Software Business in the ordinary course consistent with past practices since the Balance Sheet Date, and has not disposed of any Material Assets (other than the Excluded Assets);

(b) No Material Adverse Change. Except as set forth in the Disclosure Schedule and the Interim Financial Statements, since the Balance Sheet Date, there has been no material adverse change in the Software Business or in the financial condition, operations, or prospects of the Software Business without restricting the foregoing, the Seller has not (1) suffered any damage or destruction adversely affecting the Software Business or involving the Material Assets in the amount of $10,000 in any one instance; (2) increased the compensation payable or to become payable to employees of the Seller involved in the Software Business or declared any bonus (except for a general increase in compensation rates effective December 1, 1996 the terms of which have been disclosed to the Buyer and an increase in the compensation of Stan Dushko to $60,000 per annum); (3) incurred any liability or obligation relating to the Software Business other than in the ordinary course consistent with past practice; (4) made any change in any method, practice, or principle of accounting involving the Software Business (other than changes to US generally accepted accounting principles requested by the Buyer); (5) paid, loaned, or advanced any material monetary amount or other asset to, or sold, transferred, or leased any asset to, any employee involved in the Software Business except for normal compensation involving salary and benefits; or (6) agreed to take any action described in this Section 3.24(b).

3.25     Vendors and Customers.

The Disclosure Schedule lists each licensor, developer, remarketer, distributor, and supplier of property or services to whom the Corporation, the Predecessor Corporation or the Subsidiary paid in the aggregate $50,000 or more during the fiscal year ended November 30, 1996 (none of which have been paid more than $200,000), and each licensee, end-user, or customer of, the Corporation as of the Balance Sheet Date. None of such customers or suppliers has terminated, or materially changed or reduced, its relationship with the Corporation since such date or advised the Corporation, the Seller or the Principals that it intends to do so.

                                     --22--

3.26     Legal Matters.

(a) Litigation. Except as set forth in the Disclosure Schedule, no Claim is pending, or, to the best of their knowledge, threatened against the Corporation, its present or former directors, officers, or employees, or any party to any Software Contract, affecting, involving, or relating to the Software Business. The Corporation is not, to their knowledge, subject to any judgement, order or decree entered in respect of any Claim.

(b) Compliance With Laws. There is no outstanding or, to the best of their knowledge, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against the Corporation affecting, involving, or relating to the Software Business or the Material Assets. The Corporation is not in violation of any applicable law affecting, involving, or relating to the Software Business or the Material Assets except where noncompliance has no material adverse effect upon the financial condition, operation, or prospects of the Software Business or the Material Assets, and they have received no notices of any allegation of any such violation.

(c) Adequacy of Authorizations. The Authorizations listed in the Disclosure Schedule constitute all Authorizations of Governmental Entities that are required for the ownership and use of the Material Assets and the conduct of the Software Business under Canadian law, other than Authorizations required to carry on business generally. The Corporation is in compliance with all terms and conditions of such required Authorizations. All of the Authorizations are in full force and effect, and, to the best of their knowledge, no suspension or cancellation of any of them is being threatened, nor will any of the Authorizations be affected by the consummation of the transactions described in this Agreement. The Corporation is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder relating to or affecting the Software Business.

(d) Environmental Compliance. Except as set forth in the Disclosure Schedule, neither the Seller, nor, to the best of their knowledge, any prior owner, user, controller, or occupant, nor any tenant, subtenant, prior tenant, or prior subtenant has ever used Hazardous Materials (as hereinafter defined) on, from, or affecting the Material Assets or any facility, site, area, or property owned, used, controlled, or occupied by the Software Business, in any manner that violates any Canadian law, regulation, governmental restriction, order, judgment, or decree governing the use, storage, treatment, transportation, manufacture, handling, production, or disposal of Hazardous Materials. For purposes hereof, "Hazardous Materials" include any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined under applicable Canadian federal and provincial environmental laws. The term "material" includes asbestos, polychlorinated biphenyls, kerosene, and fuel oil. The term "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment. The term "environment"

                                     --23--

means any surface or groundwater water supply, land, surface, or subsurface strata or the ambient air.

3.27     Taxes and Filings.

The Corporation has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, provincial, local and foreign tax returns and tax reports which are required to be filed by it. Such returns and reports reflect accurately all liability for taxes for the periods covered thereby and full, true and complete copies of such returns and reports for the past 3 fiscal years have been provided to the Buyer. To their knowledge all federal, provincial, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by or due from the Corporation have been fully paid or are adequately disclosed and fully provided for in the books and records and the Financial Statements or the Interim Financial Statements (except as set forth in Section 3.23(b) above) as the case may be. The federal income tax liability of the Corporation has been assessed for all fiscal years up to but excluding its current fiscal year. No field audit of any tax return is currently in progress nor has the Corporation been notified in writing that any tax returns previously filed by it will be subject to reassessment. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Corporation, except in respect of the fiscal years 1991 through 1993. The Buyer acknowledges that in 1997 a scientific research and experimental development tax credit claim of the Predecessor Corporation for the fiscal year ended November 30, 1995 and the prior years was reassessed (and details of such reassessment have been provided to the Buyer) by Revenue Canada, Taxation and that the corresponding Ontario and Alberta claims have not yet been assessed by the Ontario and Alberta Ministries of Revenue and the amount of such claims may be reduced upon such assessments. The Corporation records scientific research and experimental development tax credits on its financial statements only when and to the extent the same was applied against income taxes otherwise payable and the future tax benefit to the Corporation regarding such claims is not recorded on the Financial Statements or the Interim Financial Statements. The Buyer agrees that neither the Seller nor the Principals shall have any liability pursuant to this Section 3.27 in respect of assessments or potential reassessments of federal or provincial scientific research and experimental development tax credits claimed until the amount of such liability exceeds the amount of the Corporation's scientific research and experimental development tax credit carry-forward as at the date hereof.

3.28     Employee Matters.

To their knowledge:

(1) The Corporation is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours and has not and is not engaged in any unfair labour practice.

(2) No unfair labour practice, complaint or grievance against the Corporation is pending or, to the best of the knowledge of the Corporation, threatened before any labour relations board or similar Governmental Entity with respect to the Software Business.

                                     --24--

(3) There is no labour strike, dispute, slowdown or stoppage actually pending or involving or, to the best of the knowledge of the Corporation, threatened against the Corporation with respect to the Software Business.

(4) No union representation question exists respecting the employees of the Corporation in connection with the Software Business.

(5) No grievance which might have a material adverse effect upon the Corporation or the conduct of the Software Business exists, no arbitration proceeding arising out of or under any collective agreement is pending, and no Claim therefor has been asserted.

(6) No collective bargaining agreement is currently being negotiated by the Corporation with respect to any of its employees and true, correct and complete copies of the only collective agreements in force with respect to employees have been provided to the Buyer.

(7) A complete list of all permanent and full time employees of the Corporation, their salaries and wage rates, bonus arrangements, benefits, positions and length of service has been provided to the Buyer by the Seller.

(8) No employee of the Corporation has any agreement as to length of notice required to terminate his or her employment, other than such agreements as have been referred to in the Disclosure Schedule and except as results by law from the employment of an employee without agreement as to such notice or as to length of employment.

(9) All bonuses, commissions and other benefit payments due to current and former employees of the Corporation are reflected and have been accrued in the Interim Financial Statements of the Corporation. The Buyer acknowledges that (a) the Corporation does not accrue vacation pay in its books and records; (b) employees of the Corporation are entitled to carry forward the unused portion of their vacation entitlement in any year into the following year only; and (c) the Corporation only pays vacation pay to its employees upon cessation of employment with the Corporation based on the foregoing.

(10) The aggregate amount of salaries, pensions, bonuses, or other remuneration of any nature paid or payable by the Corporation to or for its present or former officers, directors, shareholders, employees or persons not dealing at arm's length (as such term is construed under the Income Tax Act (Canada)) with them during the year ended on the Balance Sheet Date, and during the period ended July 31, 1997 are fully reflected in the Financial Statements, or the Interim Financial Statements, as the case may be, and since that date, payments to such persons have been made at no greater rates except for the payments disclosed in the Disclosure Schedule.

(11) The only benefit plans existing in respect of the employees of the Corporation are the benefit plans identified in the Disclosure Schedule. True, correct and complete copies of all written benefit plans and related documentation have been provided to the Buyer and any oral or written benefit plans are accurately described in the Disclosure Schedule. The benefit plans are

                                    --25--

duly registered where required by, and are in good standing under, all applicable laws. All required employer and employee contributions and premiums under the benefit plans to the date hereof have been made, the respective fund or funds established under the benefit plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.

(12)     No pension plans exist in respect of the employees of the Corporation.

(13) No payments have been made or authorized since the Balance Sheet Date by the Corporation to its officers, directors, former directors, shareholders or employees or to any person not dealing at arm's length (as such term is construed under the Income Tax Act (Canada)) with any of the foregoing, except in the ordinary course of the Software Business and at the regular rates payable to them of salary, pension, bonuses, rents or other remuneration of any nature and except for the bonus payments and salary increases made subsequent to November 30, 1996 and disclosed to the Buyer, full provision for which has been made in the Interim Financial Statements.

(14) To the best of their knowledge, no certification or decertification question or organizational drive exists or has existed within the past twelve (12) months respecting the Corporation, the Predecessor Corporation or the Subsidiary or their employees.

(15) To the best of their knowledge, there are no charges, investigations, administrative proceedings, or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, handicap, or veteran status) pending or, to their knowledge, threatened before any Governmental Entity pertaining to the Corporation, the Predecessor Corporation, the Subsidiary or their employees and, to their knowledge, no basis for any such charge, investigation, administrative proceeding, or complaint exists.

3.29     Insurance Polices.

The Disclosure Schedule lists all insurance policies of the Corporation relating to the Software Business in force as of the date hereof, naming the Corporation as an insured or beneficiary or as a loss-payable payee or for which the Corporation has paid or is obligated to pay all or part of the premiums. All such policies of insurance coverage are in full force and effect and full, true and complete copies of such policies have been provided to the Buyer. The Corporation is not, to their knowledge, in default with respect to any of the provisions contained in any such insurance policy and, to their knowledge, has not failed to give any notice or present any Claim under any such insurance policy in due and timely fashion. The Corporation has not received notice of any pending or threatened termination or retroactive premium increase with respect thereto; and the Corporation is in compliance with all conditions contained therein, the noncompliance with which could result in termination of insurance coverage or increased premiums for prior or future periods. There are no pending material Claims against such insurance by the Corporation as to which insurers have denied liability or are defending under any reservation of rights, and, to their knowledge, there exists no material Claim under such insurance that has not been properly filed by the Corporation.

                                     --26--

3.30     Broker's or Finder's Fees.

Neither the Seller nor the Principals has authorized any person to act as broker or finder or in any other similar capacity in connection with the transactions contemplated by this Agreement in any manner that may or will impose liability on the Buyer, the Corporation or the Software Business.

3.31     Related-Party Transactions.

Except as disclosed in the Disclosure Schedule, the Corporation is not a party to any contract, agreement, license, lease, or arrangement with, or any other commitment to, directly or indirectly, (1) any officer or salaried employee of the Software Business in office within two (2) years of the date of execution hereof; (2) any corporation, trust, or other entity in which any such officer or salaried employee has a material equity or participating interest; or (3) or any partnership in which any such officer or salaried employee has a partnership or participating interest, in each case, relating to or involving the Software Business, except, in each instance, for existing compensation arrangements listed in the Disclosure Schedule. Each such contract, agreement, license, lease, arrangement, and commitment was entered into by the Seller in the ordinary course of business upon terms that are fair and reasonable to the Software Business without regard to the status and relationship of such other parties.

3.32     Real Property

The Corporation is not the owner of, or under any agreement or option to own, any real property or any interest therein.

3.33     Bank Accounts and Powers of Attorney

The Disclosure Schedule contains an accurate list showing (i) the name of each bank in which the Corporation has an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the names of any persons holding powers of attorney from the Corporation and a summary statement of the terms thereof.

3.34     Amalgamation

The Amalgamation has not and will not cause or result in any material adverse change in the ability of the Buyer to conduct the Software Business after the Closing Date on substantially the same terms as currently conducted, whether as a result of the right of any person to terminate any Material Contract, assert any Claim against any Material Asset or against the Corporation, discontinue its relationship to or dealings with the Corporation, or otherwise.

3.35     Disclosure.

No representation, warranty, or statement made by the Seller or the Principals in this Agreement or in any Ancillary Agreement contains or will contain any untrue statement or omits or will omit to

                                     --27--

state any fact necessary to make the statements contained herein or therein not misleading. None of this Agreement or any Ancillary Agreement or any certificate or statement in writing which has been supplied by or on behalf of the Corporation, the Seller or the Principals, or by any of the directors, officers or employees of the Corporation or the Seller in connection with the transactions contemplated hereby contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading.

3.36     Software AG Canada.

Software AG Canada does not have any material assets, liabilities (actual or contingent), commitments, or other obligations whatsoever, and has been used solely for purposes of preserving the rights of the Principals to the name "Software AG". Software AG Canada is currently in good standing in respect of its obligations under all applicable laws, including tax and similar laws, and is not in default of any material filing or other obligation under such laws.

3.37     Truth at Closing.

Except as otherwise disclosed to and agreed to by the Buyer in writing after the date hereof, all of the representations, warranties, and agreements of the Seller and Principals contained in this Article III shall be true and correct and in full force and effect on and as of the Closing Date.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF BUYER AND GUARANTOR

The Buyer and Guarantor hereby jointly and severally represent and warrant to the Seller acknowledging the Seller is relying thereon in entering into this Agreement and completing the transactions contemplated hereby, as follows:

4.01     Organization.

The Buyer and the Guarantor are corporations validly existing and in good standing under the laws of their jurisdictions of incorporation with the corporate power and authority to conduct their business and to own and lease its properties and assets, and are duly qualified or licensed to do business and in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on its financial condition or operations.

4.02     Power and Authority.

Each of the Buyer and the Guarantor has the power and authority to execute, deliver, and perform this Agreement and the Ancillary Agreements to be executed and delivered by it in connection with the transactions contemplated hereby and thereby, and each of the Buyer and the Corporation has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement is, and, when such other and Ancillary Agreements are executed and

                                     --28--

delivered, such other Ancillary Agreements to be executed and delivered by the Buyer and the Guarantor in connection with the transactions contemplated hereby and thereby shall be, the legal, valid, and binding obligation of the Buyer or the Guarantor, as the case may be, enforceable in accordance with their terms.

4.03     Broker's or Finder's Fees.

Neither the Buyer nor the Guarantor has authorized any person to act as broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

4.04     No Conflict.

Neither the execution and delivery by the Buyer and the Guarantor of this Agreement and of the Ancillary Agreements to be executed and delivered by them in connection with the transactions contemplated hereby or thereby, nor the consummation by them of the transactions contemplated hereby or thereby will violate or conflict with any law applicable to the Buyer or the Guarantor, or any provision of any charter, bylaw, or other governing or organizational instrument of the Buyer or the Guarantor.

4.05     Interim Financial Statements.

The interim financial statements of the Guarantor for the period ended July 31, 1997, a copy of which is attached as Schedule "5", have been prepared in accordance with US generally accepted accounting principles, consistently applied with the principles and procedures employed in prior periods. Such interim financial statements properly reflect all properties, assets and liabilities of the Guarantor and fairly present the results of operation and the financial position of the Guarantor as of the Interim Statement Date in conformity with US generally accepted accounting principles consistently applied with the principles and procedures employed in prior periods.

                                    ARTICLE V
                CONDUCT OF THE SOFTWARE BUSINESS PRIOR TO CLOSING

5.01     Ordinary Course of Business.

The Principals and the Seller shall cause the Corporation to conduct the Software Business during the Interim Period diligently and substantially in the same manner as heretofore conducted, and not to institute any new methods of accounting or operation or engage in any transaction or activity, enter into any agreement, or make any commitment, except in the ordinary course of such business and consistent with past practice.

5.02     Preservation of Goodwill.

The Principals and the Seller shall use their best efforts to cause the Corporation, during the Interim Period, to:

                                     --29--

         (i) keep available the services of the present employees and agents of the Corporation and maintain existing relationships and goodwill with the suppliers, customers, distributors, partners and any others having business relations with it;

         (ii) preserve the possession and control of the Corporation's properties and assets and to preserve the confidentiality of any confidential or proprietary information of the Software Business; and

         (iii) conduct the Software Business in such a manner that on the Closing Date, the representations and warranties of the Seller and Principals contained in this Agreement shall be true, correct and complete as if such representations and warranties were made on and as of such date.

5.03     Prohibited Actions.

In no event, without the prior written consent of the Buyer, shall the Seller or Principals during the Interim Period cause, permit or suffer the Corporation to:

(a) Liabilities. Incur any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), increase its indebtedness for borrowed money, or make any loan to any person, except current borrowings from banks in the ordinary course of business;

(b) Liens. Permit any of the Material Assets to be subjected to any Encumbrance, except for Permitted Encumbrances.

(c) Disposition of Material Assets. Waive any Claims of substantial value respecting the Material Assets, or sell, transfer, or otherwise dispose of any of the Material Assets, except in the ordinary course of business and consistent with past practice, including writing off as uncollectable any notes or accounts receivable or cancelling or waiving any material Claims or rights against third parties, other than the use of its cash reserves to fund the payment of the Special Dividend and the Special Share Redemption.

(d) Licenses. Other than in the ordinary course of its licensing activities and consistent with past practice, dispose of, license, or permit to lapse any rights in any Intellectual Property.

(e) Increases in Compensation. Increase the compensation of the officers, employees, or consultants of the Corporation, make any bonus or profit sharing commitment, distribution or payment of any kind, other than as contemplated by this Agreement, or grant any general increase in the rate of wages, salaries, bonuses or other remuneration of any executive or other employee, other than as contemplated by this Agreement.

(f) Software Contracts. Enter into any new (or materially amend the terms of existing) Software Contracts other than in the ordinary course of business and consistent with past practice.

                                    --30--

(g) Capital Expenditures. Make any material capital expenditure or commitment therefor, other than the replacement of equipment in the ordinary course of business;

(h) Accounting Changes. Make any material change in any method of accounting or auditing practice from those reflected in the Interim Financial Statements;

(i)   Maintain Insurance. Cancel or reduce any of its insurance coverage; or

(j)   Agreements. Agree, whether or not in writing, to do any of the foregoing.

5.04  Access.

From the date of this Agreement to the Closing Date, the Seller shall (1) provide the Buyer with such information as the Buyer may from time to time reasonably request with respect to the Software Business and the transactions contemplated by this Agreement; (2) provide the Buyer and its officers, counsel, and other authorized representatives (including without limitation its advisors in connection with the Public Offering) access during regular business hours and upon reasonable notice to the books, records, and offices of the Corporation, as the Buyer may from time to time reasonably request; and (3) permit the Buyer to make such inspections thereof as the Buyer may reasonably request. Any investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of the Corporation. No investigations made by or on behalf of the Buyer, whether under this Section
5.04 or any other provision of this Agreement or any Ancillary Agreement, shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made in this Agreement.

5.05  Updating of Information.

From the date of this Agreement to the Closing Date, the Seller shall deliver revised or supplementary schedules to this Agreement, containing accurate information as of the Closing Date, in order to enable the Buyer to confirm the accuracy of the Seller's representations and warranties and otherwise to give full effect to the provisions of this Agreement. Such revised or supplementary schedules shall not modify or be deemed part of this Agreement unless agreed by the Buyer in writing with reference to the specific schedules to be so treated. The foregoing obligation to furnish updated information shall apply to such Disclosure Schedule only insofar as material events or changes occur such as to make the contents of such Disclosure Schedule unreliable or misleading.

5.06  Approvals of Third Parties.

The Seller and the Buyer shall make good faith efforts, and shall cooperate with one another, to secure all required Consents, and to obtain the satisfaction of the conditions specified in Articles VI and VII, as shall be required in order to enable the Seller and the Buyer to effect the transactions contemplated hereby in accordance with the terms and conditions hereof.

                                     --31--

5.07  Filings and Authorizations.

Each of the Seller and the Buyer, as promptly as practicable after the execution hereof, (i) will make, or cause to be made, all such filings and submissions under all laws applicable to it, as may be required for it to consummate the purchase and sale of the Purchased Securities in accordance with the terms of this Agreement; (ii) will use all reasonable efforts to obtain, or cause to be obtained, all material Consents from all persons and all material Authorizations from all Governmental Entities necessary or advisable to be obtained by it in order to consummate such transfer; and (iii) will use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. The Seller and the Buyer will co-ordinate and co-operate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing.

5.08  Notice of Untrue Representation or Warranty.

The Seller and the Principals shall notify the Buyer and the Guarantor, upon becoming aware that any representation or warranty of the Seller and Principals contained in this Agreement or any Ancillary Agreement is untrue or incorrect in any material respects during the Interim Period and for the purposes of this Section each representation and warranty shall be deemed to be given at and as of all times during the Interim Period.

5.09  Transfer of the Purchased Securities.

The Seller shall take all necessary and reasonable steps and proceedings to permit good and marketable title to the Purchased Securities to be duly and validly transferred and assigned to the Buyer at the Time of Closing, free of all Encumbrances.

                                  ARTICLE VI
        CONDITIONS TO THE OBLIGATIONS OF THE SELLER AND THE PRINCIPALS

The obligations of the Seller and Principals to be performed hereunder shall be subject to the satisfaction (or waiver by the Seller and Principals) at or prior to the Closing Date of each of the following conditions:

6.01  Representations and Warranties True at Closing Date.

The representations and warranties of the Buyer and the Guarantor contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; the Buyer and the Guarantor shall have complied with the covenants and agreements set forth herein to be performed by it on or before the Closing Date; and the Buyer and the Guarantor shall have delivered to the Seller a certificate dated the Closing Date and signed by a duly authorized officer of each of the Buyer and the Guarantor to all such effects.

                                     --32--

6.02  Authorization, Execution, Delivery, and Enforceability.

All corporate action by the Buyer and the Guarantor required in order to authorize the transactions contemplated by this Agreement and the Ancillary Agreements in connection with the transactions contemplated hereby and thereby has been duly and validly taken; and this Agreement and such Ancillary Agreements have been duly executed and delivered by the Buyer and the Guarantor and constitute the valid and binding obligations of the Buyer and the Guarantor enforceable in accordance with their terms, except as to (1) such enforcement's being subject to bankruptcy, insolvency, reorganization, moratorium, or other laws relating to creditors' rights, or debtor's moratorium, and (2) the availability of the remedy of specific performance and other forms of equitable relief.

6.03  No Conflict.

Neither the execution and delivery of this Agreement by the Buyer and the Guarantor, and the other agreements and instruments to be executed and delivered by them in connection with the transactions contemplated hereby and thereby, nor the consummation of the transactions contemplated hereby and thereby will violate the Certificate of Incorporation or Bylaws of the Buyer and the Guarantor or, contravene any statute or law, or any judgment, decree, order, regulation, or rule of any court or governmental authority pertaining to the Buyer and the Guarantor.

(a) Deliveries for the Closing Date. The Buyer and the Guarantor shall have delivered or caused to be delivered to the Seller and the Principals on the Closing Date, the following in form and substance satisfactory to the Seller and the Principals, acting reasonably:

      (i) duly executed copies of the Ancillary Agreements required to be executed and delivered by either or both of the Buyer and the Guarantor as of the Closing Date;

      (ii) certified copies of (i) the charter documents and extracts from the by-laws of the Buyer and the Guarantor relating to the execution of documents; (ii) all resolutions of the shareholders, the board of directors or any duly authorized committee thereof, of each of the Buyer and the Guarantor approving the entering into of this Agreement and the Ancillary Agreements and the completion of all transactions contemplated hereunder and thereunder; and (iii) all other instruments evidencing necessary action of the Buyer and the Guarantor and of Authorizations, if any, with respect to such matters;

      (iii) certificates of the Secretary or an Assistant Secretary of each of the Buyer and the Guarantor certifying the names and true signatures of its officers authorized to sign this Agreement and the Ancillary Agreements to be delivered hereunder;

      (iv) a certificate of status, compliance, good standing or like certificate with respect to each of the Buyer and the Guarantor issued by appropriate government officials of the jurisdiction of its incorporation;

                                     --33--

      (v) favourable opinions of counsel to the Buyer and the Guarantor as to the matters contemplated by this Agreement in form customary for transactions of this nature; and

      (vi) releases by the Corporation in favour of the Seller and the Principals in respect of all claims against them in their capacities as shareholders, officers, directors and employees of the Corporation for matters arising prior to the Closing Date, but specifically excluding any Claims that may be made by the Buyer under this Agreement or any Ancillary Agreement.

If any condition, obligation or covenant of the Buyer or the Guarantor to be performed at or prior to the Time of Closing on the Closing Date shall not have been fulfilled or performed by such time, the Seller and the Principals may terminate this Agreement by notice in writing to the Buyer and the Guarantor, and in such event the Seller and the Principals shall be released from all obligations hereunder. The Buyer and the Guarantor shall only be released from their obligations hereunder if the condition or conditions for the non-performance of which the Seller and the Principals have terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Buyer and the Guarantor. Notwithstanding the foregoing, the Seller and the Principals, shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if they see fit to do so without prejudice to any of their rights of termination in the event of non-performance of any other condition, obligation or covenant in whole or in part.

6.04  Performance of Covenants.

The Buyer and Guarantor shall have fulfilled or complied with all covenants herein contained to be performed or caused to be performed by them at or prior to the Time of Closing, and the Buyer and the Guarantor shall have delivered certificates to that effect. The receipt of such certificate and the Closing shall not be a waiver of the covenants of the Buyer and the Guarantor which are contained in this Agreement.

                                  ARTICLE VII
           CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE GUARANTOR

Each of the obligations of the Buyer and the Guarantor to be performed hereunder shall be subject to the satisfaction (or the waiver by the Buyer and the Guarantor) at or prior to the Closing Date of each of the following conditions:

7.01  Representations and Warranties True at Closing Date.

The representations and warranties of the Seller and the Principals contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of such date; the Seller and the Principals shall have complied with the covenants and agreements set forth herein to be performed by them on or before the Closing Date; and the Seller and the

                                     --34--

Principals shall have delivered to the Buyer and the Guarantor a certificate dated the Closing Date and signed by a duly authorized officer of the Seller and the Principals to all such effects.

7.02  Performance.

(a) Performance of Covenants. The Seller and Principals shall have fulfilled or complied with all covenants herein contained to be performed or caused to be performed by them at or prior to the Time of Closing, and the Seller and the Principals shall have delivered certificates to that effect. The receipt of such certificate and the Closing shall not be a waiver of the covenants of the Seller and the Principals which are contained in this Agreement.

(b) Consents and Authorizations. All Consents and Authorizations shall have been obtained on terms acceptable to the Buyer and the Guarantor acting reasonably, in order to permit the Closing of the sale of the Purchased Securities on the terms and conditions set out in this Agreement without adversely affecting any Material Asset, or resulting in the violation or a breach of or a default under or any termination, cancellation, amendment or acceleration of any obligation under any Material Contract.

(c) Due Diligence. The Buyer and the Guarantor shall have completed their investigation into the books, records and affairs of the Corporation and such investigation shall not have disclosed any matter not previously disclosed in the Disclosure Schedule which the Buyer, acting reasonably, considers to be material to its decision to acquire the Purchased Securities. Neither any investigation of the Seller by the Buyer, nor the Disclosure Schedule hereto, nor any other document delivered to the Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances that, in the good faith judgment of the Buyer, reflect in a material adverse way on the Material Assets, or the business, operations, or prospects of the Software Business.

(d) Deliveries for the Closing Date. The Seller and the Principals shall have delivered or caused to be delivered to the Buyer on the Closing Date, the following in form and substance satisfactory to the Buyer and the Guarantor, acting reasonably:

      (i) share certificates representing the Purchased Securities duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record thereof, together with evidence of satisfactory to the Buyer that the Buyer or its nominee(s) have been duly entered upon the books of the Corporation as the holder of the Purchased Securities;

      (ii) duly executed copies of the Ancillary Agreements required to be executed and delivered by the Seller and the Principals as of the Closing Date;

      (iii) certified copies of (i) the charter documents and extracts from the by-laws of the Seller and the Corporation relating to the execution of documents; (ii) all resolutions of the shareholders, the board of directors or any duly authorized committee thereof, of each of the Seller and the Corporation approving the

                                     --35--

         entering into of this Agreement and the Ancillary Agreements and the completion of all transactions contemplated hereunder and thereunder; and (iii) all other instruments evidencing necessary action of the Seller and the Corporation and of Authorizations, if any, with respect to such matters;

(iv) certificates of the Secretary or an Assistant Secretary of each of the Seller and the Corporation certifying the names and true signatures of its officers authorized to sign this Agreement and the Ancillary Agreements to be delivered hereunder;

(v) a certificate of status, compliance, good standing or like certificate with respect to each of the Seller, the Predecessor Corporation, the Subsidiary and Software AG Canada, issued by appropriate government officials of the jurisdiction of its incorporation and, in the case of the Corporation of each other jurisdiction in which it carries on business as listed in the Disclosure Schedule;

(vi) a favourable opinion of counsel to the Seller, the Principals and the Corporation as to the matters contemplated by this Agreement in form customary for transactions of this nature;

(vii) all the originals of the books and records and the corporate records of the Corporation, the Predecessor Corporation, the Subsidiary and Software AG Canada;

(viii) evidence that all necessary steps and proceedings as approved by counsel for the Buyer, acting reasonably, to permit all of the Purchased Securities to be fully and regularly transferred to the Buyer or its nominee(s) have been taken;

(ix) a duly executed resignation, undated, of each director and officer of the Corporation (other than Andrew Coutts) and Software AG Canada as the Buyer may specify;

(x) a duly executed release in favour of the Corporation and Software AG Canada of the Seller, the Principals and of such officers and directors of the Corporation as the Buyer may specify with respect to the period prior to the Closing Date;

(xi) a duly executed resignation and release in favour of the Corporation of the auditor or accountant to become effective following the completion of the filing of the tax returns of the Corporation for the tax year ended as of the Closing Date;

(xii) duly executed resolutions of the Seller, in its capacity as shareholder of the Corporation, consenting to the Amalgamation and authorizing the completion of all related transactions, and of the shareholders and directors of Software AG Canada to the transfer of the shares thereof by the Principals to the Corporation;

                                     --36--

      (xiii) all necessary assurances, transfers, assignments and Consents, including all necessary Consents other than those excluded under
               Section 3.10, and any other instruments necessary or reasonably required effectively to transfer the Purchased Securities to the Buyer with a good title, free and clear of all Encumbrances;

      (xiv) evidence satisfactory to the Buyer that all Encumbrances other than Permitted Encumbrances have been discharged or released as of the Closing Date;

      (xv) evidence that the Amalgamation, Special Dividend and Special Share Redemption have been completed, in the manner contemplated by this Agreement or in such other manner as is acceptable to the Buyer, acting reasonably;

      (xvi) share certificates representing the securities of Software AG Canada duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record thereof, together with evidence of satisfactory to the Buyer that the Corporation or its nominee(s) has been duly entered upon the books of Software AG Canada as the holder of all of such securities for nominal consideration; and

      (xvii) complete and unrestricted access to the facilities of the Software Business, located at 151 Savage Drive, Cambridge, Ontario, and at sites subject to the Leases.

(e) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and any Ancillary Agreement shall be reasonably satisfactory in form and substance to the Buyer and the Buyer shall have received copies of all such instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

(f) No Legal Action. No action or proceeding shall be pending or threatened by any person in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated hereby or the right of the Corporation to conduct the Software Business after Closing on substantially the same basis as operated prior to Closing.

(g) Change in Law. Since the date hereof, no law, proposed law, any change in any law, or the interpretation or enforcement of any law shall have been introduced, enacted or announced (including the introduction, enactment or announcement of any law respecting taxes or environmental matters or any change therein or in the interpretation or enforcement thereof), the effect of which will be to prevent or to increase, in any material respect (i) the cost to the Buyer of the completion of the transactions contemplated in this Agreement; or
(ii) the cost of the Corporation of operating the Software Business after Closing on substantially the same basis as heretofore operated.

If any condition, obligation or covenant of the Seller or the Principals to be performed at or prior to the Time of Closing on the Closing Date shall not have been fulfilled or performed by such time, the Buyer may terminate this Agreement by notice in writing to them, and in such event the

                                     --37--

Buyer shall be released from all obligations hereunder. The Seller and the Corporation shall only be released from their obligations hereunder if the condition or conditions for the non-performance of which the Buyer has terminated this Agreement are not reasonably capable of being performed or caused to be performed by them. Notwithstanding the foregoing, the Buyer shall be entitled to waive compliance with any of such conditions, obligations or covenants in whole or in part if it sees fit to do so without prejudice to any of its rights of termination in the event of non-performance of any other condition, obligation, or covenant in whole or in part.

                                 ARTICLE VIII
                                    CLOSING

8.01  Closing.

The closing of the purchase and transfer of the Purchased Securities (the "Closing") shall take place at the law offices of Gowling, Strathy & Henderson, Suite 1020, 50 Queen Street North, Kitchener, Ontario, at the Time of Closing on the Closing Date.

8.02  Actions at Closing.

Subject to satisfaction or waiver by the relevant Party of the conditions of Closing set forth herein, at the Time of Closing the transactions contemplated by this Agreement shall be completed. The transfer of the Purchased Securities shall be deemed to take effect as at the time of Closing on the Closing Date.

8.03  Further Assurances.

At and after the Closing, without further consideration, the Buyer and the Seller shall take all such other action and shall procure or execute, acknowledge, and deliver all such further certificates, conveyance instruments, Consents, and other documents as the other party or its counsel may reasonably request to ensure more effectively the compliance of such party with its agreements, covenants, warranties, and representatives under this Agreement.

8.04  Tax Matters.

(a) The Seller's Right and Responsibility for Preclosing Tax Matters. The Seller shall have the right and responsibility to direct the handling of all tax matters affecting or relating to the conduct of the Software Business prior to the Closing Date, subject to the review and reasonable approval of the Buyer including the prosecution of all administrative and judicial remedies, the settlement of all issues, and the execution of agreements, Consents, or waivers, extending the statute of limitations. In this regard, in preparing tax returns for the Corporation for the taxation year immediately preceding the taxation year in which the Special Share is redeemed, credit for foreign income taxes will be claimed against provincial corporate income taxes to the maximum extent possible before any claim for foreign tax credits to reduce federal income taxes.

                                     --38--

(b) The Buyer's Cooperation. The Buyer shall use its reasonable efforts to provide the Seller such assistance as it may reasonably request in connection with matters relating to taxes, including information with respect to the Seller's preparation of any returns of taxes, any audit or other examination by any taxing authority, any judicial or administrative proceeding relating to the Seller's liability for taxes, or any Claims arising hereunder after the Closing Date. The Buyer shall retain and provide the Seller with reasonable access during normal business hours to records or information pertaining to periods prior to the Closing Date which may be relevant to any such return, audit, examination, proceeding, or determination, and the Buyer shall retain all such books and records for so long as necessary in keeping with applicable statutes of limitations.

8.05  Post-Closing Covenants of the Buyer and Guarantor.

The Buyer and the Guarantor covenant and agree with the Seller and Principals as follows:

(a) They shall, in connection with any potential future completion of a Public Offering, to the extent permitted under applicable securities laws cause the Corporation to permit the employees of the Corporation to participate in any stock option plan adopted by the entity pursuing such Public Offering on the same basis as employees of such entity and its other affiliates, and, in the event no Public Offering is completed, permit Andrew Coutts and Allan Foerster to be eligible to participate in any employee equity incentive plan in place for Software AG Systems Inc. and its affiliates on the same basis as employees of the Guarantor and its affiliates.

(b) They shall cause the Corporation to continue to operate the Software Business in the ordinary course following the Closing Date consistent with past practise.

(c) They shall cause the Corporation to provide each employee of the Corporation who remains with the business as of the end of the 1997 fiscal year with a year end cash bonus. The total year-end cash bonus will not exceed $1.3 million. The payments of such bonus to employees of the Corporation shall be made forthwith following the completion of the fiscal year ended November 30, 1997 in accordance with the provisions of Schedule 6, provided that in the event that any such employee ceases to be an officer or employee of the Corporation the obligation of the Corporation to make such payment shall terminate and the amount otherwise payable to such employee shall be allocated among such other employees of the Corporation as are mutually agreed by the Buyer and Andrew Coutts, each acting reasonably (other than in the case of employees terminated by the Corporation without cause who shall be entitled to a pro rated portion of the amount set forth in Schedule "6" to the date of such termination and the balance of such amount shall be allocated among other employees as provided above). The payment and performance by the Corporation of its obligation to pay the employee bonuses as set forth herein shall be secured pursuant to the guarantees and security of the Guarantor, the Buyer and the Corporation forming part of the Ancillary Documents

                                     --39--



                                   ARTICLE IX
             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITIES

9.01     Survival of Representations and Warranties.

(1) The representations and warranties of the Seller and Principals contained in this Agreement or any Ancillary Agreement shall survive the Closing and, notwithstanding such or any investigation made by or on behalf of the Buyer and the Guarantor, shall continue in full force and effect for the benefit of the Buyer and the Guarantor for a period of two (2) years from the Closing Date and any Claim in respect thereof (except a Claim based on tax matters under Section 3.27, which shall continue until the expiry of the relevant limitation period, or a Claim based on a breach of Sections 3.04, 3.05 or 3.06 or on fraud, which shall have no restriction) shall be made in writing within such time period.

(2) The representations and warranties of the Buyer and Guarantor contained in this Agreement or in any Ancillary Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Seller and the Principals, shall continue in full force and effect for the benefit of the Seller and the Principals for a period of two (2) years from the Closing Date and any Claim in respect thereof (except a Claim based on fraud, which shall have no restriction) shall be made in writing within such time period.

9.02     Indemnification in Favour of the Buyer and Guarantor.

Subject to Section 9.05, the Seller and Principals shall jointly and severally indemnify and save the Buyer and Guarantor, and their respective shareholders, directors, officers, employees, agents and representatives, (in respect of whom the Buyer hereby acts as agent and trustee with respect thereto) harmless of and from any Claim or loss suffered by, imposed upon or asserted against the Buyer or Guarantor as a result of, in respect of, connected with or arising out of, under or pursuant to:

         (a) any failure of the Seller or Principals to perform or fulfil any covenant of the Seller or Principals under this Agreement or any Ancillary Agreement;

         (b) subject to the limitation periods set forth in Section 9.01, any breach or inaccuracy of any representation or warranty given by the Seller contained in this Agreement or in any Ancillary Agreement; and

         (c)      any failure to obtain any material Consent or Authorization.

9.03     Indemnification in Favour of the Seller.

Subject to Section 9.05, the Buyer and the Guarantor shall jointly and severally indemnify and save the Principals and the Seller and its shareholders, directors, officers, employees, agents and representatives (in respect of whom the Buyer hereby acts as agent and trustee with respect thereto) harmless of and from any Claim or loss suffered by, imposed upon or asserted against

                                     --40--

the Principals or the Seller as a result of, in respect of, connected with or arising out of, under or pursuant to:

         (a) any failure by the Buyer to perform and fulfil any covenant of the Buyer under this Agreement or any Ancillary Agreement; and

         (b) subject to the limitation period set forth in Section 9.01 hereof, any breach or inaccuracy of any representation or warranty given by the Buyer contained in this Agreement or in any Ancillary Agreement.

9.04     Indemnification Proceedings.

(1) Any Party seeking indemnification under this Article (the "indemnified party") shall forthwith notify the Party against whom a Claim for indemnification is sought hereunder (the "indemnifying party") in writing, which notice shall specify, in reasonable detail, the nature and estimated amount of the Claim provided that, in so doing, it may restrict or condition any disclosure in the interest of preserving privileges of importance in any foreseeable litigation. If a Claim by a third party is made against an indemnified party, and if the indemnified party intends to seek indemnity with respect thereto under this Article, the indemnified party shall promptly (and in any case within 15 days of such Claim being made) notify the indemnifying party of such with reasonable particulars. The indemnifying party shall have 30 days after receipt of either such notice to undertake, conduct and control, through counsel of its own choosing and at its expense, the settlement or defence thereof, and the indemnified party shall co-operate with it in connection therewith; except that with respect to settlements entered into by the indemnifying party (i) the consent of the indemnified party shall be required if the settlement provides for equitable relief against the indemnified party, which consent shall not be unreasonably withheld or delayed; and (ii) the indemnifying party shall obtain the release of the indemnified party. If the indemnifying party undertakes, conducts and controls the settlement or defence of such Claim (i) the indemnifying party shall permit the indemnified party to participate in (subject to the indemnifying party's right to conduct and control) such settlement or defence through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party; and (ii) the indemnifying party shall promptly reimburse the indemnified party for the full amount of any loss resulting from any Claim and all related expenses (other than the fees and expenses of counsel as aforesaid) incurred by the indemnified party upon the final settlement or adjudication of such claims. The indemnified party shall not pay or settle any Claim so long as the indemnifying party is reasonably contesting any such Claim in good faith on a timely basis. Notwithstanding the two immediately preceding sentences, the indemnified party shall have the right to pay or settle any such Claim, provided that in such event it shall waive any right to indemnity therefor by the indemnifying party.

(2) With respect to third party Claims, if the indemnifying party does not notify the indemnified party within 30 days after the receipt of the indemnified party's notice of a Claim of indemnity hereunder that it elects to undertake the defence thereof, the indemnified party shall have the right, but not the obligation, to contest, settle or compromise the Claim in the exercise of its reasonable judgement at the expense of the indemnifying party.

                                     --41--

(3) In the event of any Claim by a third party against an indemnified party, the defence of which is being undertaken and controlled by the indemnifying party, the indemnified party will use all reasonable efforts to make available to the indemnifying party those employees whose assistance, testimony or presence is necessary to assist the indemnifying party in evaluating and in defending any such Claims; provided that the indemnifying party shall be responsible for the expense associated with any employees made available by the indemnified party to the indemnifying party hereunder, which expense shall be equal to a reasonable amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that such employees are assisting the indemnifying party and which expenses shall not exceed the actual cost to the indemnified party associated with such employees.

(4) With respect to third party Claims, the indemnified party shall make available to the indemnifying party or its representatives on a timely basis all documents, records and other materials in the possession of the indemnified party, at the expense of the indemnifying party, reasonably required by the indemnifying party for its use in defending any Claim and shall otherwise co-operate on a timely basis with the indemnifying party in the defence of such Claim.

(5) With respect to any re-assessment for income, corporate sales, excise, or other tax or other liability enforceable by Encumbrance against the property of the indemnified party, the indemnifying party's right to so contest shall only apply after the payment of such re-assessment or the provision of such security, in each case as is necessary to avoid an Encumbrance being placed on the property of the indemnified party, or the taking of such other steps as are acceptable to the indemnified party, acting reasonably.

(6) In the event that the indemnified party and indemnifying party do not agree as to the amount of a Claim asserted hereunder with respect to a breach of a representation or misrepresentation under this Agreement within a period of 30 days following notification of such Claim, and the amount of such Claim (together with all other Claims in respect of which indemnification has been sought), exceeds $100,000, either of the parties shall be entitled forthwith thereafter to refer all of such Claims in dispute to arbitration before a single arbitrator in Toronto, Ontario pursuant to the provisions of the Arbitration Act (Ontario) which determination shall be final, conclusive and binding on the parties with respect to the subject matter of such Claim. The party prevailing in such proceeding shall be entitled to be reimbursed for all of its costs and expenses incurred in connection therewith by the other party in addition to such other relief as may be granted as a result of such proceeding.

9.05     Limitations.

Notwithstanding anything in this Article IX to the contrary:

(a) Maximum Liability. The total liability of the Seller and the Principals to the Buyer and the Guarantor for indemnification pursuant to this Article IX, exclusive of Claims based on any breach of the representations and warranties contained in Section 3.27, the covenants and agreements of the Seller contained in this Agreement, or if attended by fraud or any knowing or willful breach

                                     --42--

thereof, any other representations and warranties, shall not exceed $4,000,000; but the liability of the Seller and the Principals to the Buyer for indemnification for Claims based on tax matters under Section 3.27 and such other excluded matters shall not be limited in amount. Notwithstanding the foregoing, no Claims may be made until the aggregate of the Claims of the Buyer and the Guarantor exceed $25,000, but in such event the entire amount of such Claims may be sought.

(b)      Exclusive Remedy. The Parties hereto acknowledge and agree that this
Article IX is the exclusive remedy of the parties hereto for damages for breach or misrepresentation of or under this Agreement. This provision is not intended to preclude any proceeding by any Party against any other Party based on a cause of action or right, including any statutory right, other than a cause of action in contract for breach of a representation, warranty or agreement contained in this Agreement provided that (i) such Claim involves an amount in excess of $250,000; (ii) such Claim must be made within a period of two years following the date hereof; and (iii) the aggregate liability of the Seller or the Principals in respect of such Claim shall not exceed the $4,000,000 limitation set forth in 9.05(a) after taking into account all Claims made for breaches of representations as of the date of such Claim. In the event of any such Claim, the Principals and the Seller shall have the benefit of (i) the provisions of this Article IX in the event of Claims as to procedural matters based on third party claims; and (ii) the arbitration provisions of Section 9.04(6).

                                    ARTICLE X
                                 CONFIDENTIALITY

10.01    Confidentiality Obligation of the Buyer Prior to Closing.

Until Closing (and, if this Agreement is terminated for any reason, forever thereafter), the Buyer shall, and shall use its best efforts to cause its personnel, agents and professional advisors to, hold in strict confidence, not disclose to any person without the prior written consent of the Seller, and not use in any manner except in connection with the transactions contemplated hereby, any confidential business, financial or technical information obtained from the Seller or the Corporation in connection with the transactions contemplated hereby. This obligation shall cease to apply to the Buyer upon the occurrence of Closing. In the event that this Agreement terminates for any reason, the Buyer shall return to the Seller or destroy all materials in its possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

10.02    Confidentiality Obligation of the Seller and Principals Following
         Closing.

Following the occurrence of Closing, the Seller and Principals shall, and shall use their best efforts to cause their personnel, agents and professional advisors to, hold in strict confidence, not disclose to any person without the prior written consent of the Buyer, and not use in any manner whatsoever, any confidential business, financial or technical information remaining in their possession concerning the Software Business or the Material Assets. Such confidential information specifically includes all source code, system and user documentation, and other Technical Documentation pertaining to the Software Programs, including any proposed design and specifications for future products and products in development, marketing plans, and all other

                                     --43--

technical and business information concerning the Software Business. Promptly following Closing, the Seller shall surrender to the Buyer or destroy all materials remaining in their possession containing any such confidential information, including all copies, extracts, adaptations, and transcriptions thereof.

10.03    Permitted Disclosures.

Notwithstanding Sections 10.01 and 10.02, either party may disclose confidential information (1) where necessary to any Governmental Entity as required by law or
(2) if otherwise required by court order or decree.

10.04    Scope of Confidential Information.

For purposes of this Agreement, information shall not be deemed confidential (1) if such information is available in full from public sources; (2) if such information is received from a third party not under an obligation to keep such information confidential; or (3) if the recipient can conclusively demonstrate that such information was independently developed by the recipient.

                                   ARTICLE XI
                                  MISCELLANEOUS

11.01    Parties Bound by Agreement; Successors and Assigns.

The terms, conditions, and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of the other party, the Buyer may assign its rights, duties, or obligations hereunder or any part thereof to any other person, which shall thereupon become the Buyer, provided that at the time of such assignment the Buyer unconditionally and irrevocably guarantees the payment and performance of any duties or obligations so assigned. None of the rights or obligations hereunder shall be assignable or transferable by any Party without the prior written consent of the other Parties.

11.02    Time of the Essence.

Time shall be of the essence of this Agreement.

11.03    Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument and by telecopier or other similar means of electronic reproducible transmission and if so executed shall be legal, valid and binding on the party so signing as if originally signed.

                                    --44--

11.04    Headings.

The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

11.05    Expenses.

The Seller and the Buyer shall each pay all costs and expenses incurred by it or on its behalf in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accounts, and counsel.

11.06    Notices.

Any notice, request, instruction, or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally, or sent by telecopy, registered or certified mail, postage prepaid, if to the Seller or the Principals prior to the Closing to its attention at:

                  151 Savage Drive
                  Cambridge, Ontario

                  Attention:        Robert D. Nickel
                  Telecopier:       (519) 622-1282

         and, after Closing, to its attention at:

                  R.R. # 2
                  Puslinch, Ontario
                  N0B 2J0

         with a copy to:

                  Gowling, Strathy & Henderson
                  Suite 1020
                  50 Queen Street North
                  Kitchener, Ontario
                  N2H 6M2

                  Attention:        W. David Petras
                  Telecopier:       (519) 576-6030

                                     --45--

         if to the Buyer or the Guarantor to its attention at:

                  11190 Sunrise Valley Drive
                  Reston, VA 20194

                  Attention:        Daniel Gillis
                  Telecopier:       (703) 391-6782

         with a copy to:

                  Software AG Americas, Inc.
                  11190 Sunrise Valley Drive
                  Reston, VA 20194

                  Attention:        Legal Department
                  Telecopier:       (703) 391-6980

or at such other address for a party as shall be specified by like notice. Any notice that is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party (or its agent for notices hereunder). Any notice that is delivered by telecopier or other similar form of telecommunications shall be deemed to have been duly given to the party to whom it is directed on the next business day following such transmission. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the seventh business day after the day it is so placed in the mail.

11.07    Public Announcements.

The Seller and the Buyer shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither the Seller nor the Buyer shall issue any such press release or make any public statement without the agreement of the other party, except as such party's counsel advises in writing may be required by law.

11.08    Third-Party Beneficiaries.

With the exception of (1) the Parties and (2) the other persons with respect to the matters inuring to their benefit under Article IX, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights arising by virtue of this Agreement.

11.09    Non-Merger.

Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the Parties contained in this Agreement and the Ancillary Agreements shall not

                                    --46--

merge on and shall survive the Closing for the periods specified in Section 9.01 and, notwithstanding such Closing, or any investigation made by or on behalf of any Party, shall continue in full force and effect.


IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written

[SIGNATURE ILLEGIBLE]                     /s/ Robert D. Nickel
---------------------------               ----------------------------------
Witness:                                  Robert D. Nickel

[SIGNATURE ILLEGIBLE]                     /s/ Joyce Nickel
---------------------------               ----------------------------------
Witness:                                  Joyce Nickel


                                          SOFTWARE AG AMERICAS, INC.

                                          By:/s/ James Daly
                                             -------------------------------
                                              James Daly
                                              Vice-President and Secretary


                                          SOFTWARE AG SYSTEMS (CANADA) INC.

                                          By:/s/ Timothy Hill
                                             -------------------------------
                                              Timothy Hill
                                              Executive Vice-President

                                          CAELUM INVESTMENTS INC.

                                          By:/s/ Robert D. Nickel
                                             -------------------------------
                                                Robert D. Nickel
                                                President